Aviat Networks Urges Ceragon Networks Shareholders to Push for Board Change
Entrenchment and conflicts of interest plague current Ceragon Board
Voting expected to begin soon, giving Ceragon shareholders the chance to elect new, highly qualified independent directors to ensure Ceragon pursues opportunities to create value
AUSTIN, Texas – July 18, 2022 – Aviat Networks, Inc. (NASDAQ: AVNW) (“Aviat”), the leading expert in wireless transport solutions, today sent another letter to shareholders of Ceragon Networks Ltd. (NASDAQ: CRNT) (“Ceragon” or “the Company”), in connection with the upcoming extraordinary meeting of shareholders.
Dear fellow Ceragon shareholders:
We have written to you previously regarding the destruction of shareholder value brought about by Ceragon’s current management and Board. Most recently, Ceragon has rebuffed an opportunity to create value by refusing to engage with Aviat to negotiate a mutually beneficial transaction. While the Board continues to delay setting a date for the extraordinary shareholder meeting, we expect voting will begin shortly and want to provide more information regarding the opportunity you will have to effect change at Ceragon. We have proposed to increase the size of the Ceragon Board to nine, remove three current directors, and elect five highly qualified, independent directors who will be better able to represent the interests of all Ceragon shareholders and seriously consider all opportunities to create value.
Change at Ceragon is much needed and long overdue. Ceragon’s entrenched Board members are not the right people to determine the future of your Company. The three directors Aviat seeks to replace – Ira Palti, Yael Langer, and David Ripstein – have close ties to Ceragon and to other companies founded, owned, or formerly led by Ceragon Chairman Zohar Zisapel, and as a result, lack the necessary independence to make decisions in the best interests of all Ceragon shareholders. We believe their presence deters transparent governance, frustrates value creation, and makes a mockery of the concept of an independent Board.
Ira Palti served as Ceragon CEO from 2005 to 2021, during which time he oversaw the destruction of shareholder value. Mr. Palti is the architect of Ceragon’s failed chip strategy, and has wedded the Company to seeing his strategy through. From his position on the Board, he has the ability to impede any efforts that current management could make to abandon his own failed strategy and pursue a new one.
Yael Langer is General Counsel at RAD Data Communications, a company founded by Mr. Zisapel and led by his brother, Yehuda Zisapel, and has served on the Ceragon Board since 2000, during which time Ceragon's stock price has fallen approximately by 80%. With her own fortune tied so closely to Mr. Zisapel, we have little confidence that she would put the interests of Ceragon shareholders above the interests of Mr. Zisapel.
David Ripstein spent nine years as CEO of RADCOM, another company founded by Mr. Zisapel and a part of the RAD Group (of which Ceragon is also a member). His loyalties, too, are more aligned with Mr. Zisapel than with ordinary Ceragon shareholders.
The Ceragon Board (including Mr. Palti, Ms. Langer and Mr. Ripstein) and management continue to ask you to patiently wait for a turnaround at Ceragon, but Mr. Zisapel himself seems to lack this patience. Look at what he does, not at what he says:

In February 2021, Mr. Zisapel sold approximately one-third of his Ceragon shares, when the stock was trading at over $5.00 per share, well above where it has traded since. By selling a substantial portion of his shares, Mr. Zisapel has demonstrated his lack of confidence in the Company’s current strategy and management’s ability to protect the value of his investment. In fact, the company has not reported any positive free cash flow for investors in its quarterly earnings and has generated cumulative negative free cash flow of $29 million since Mr. Zisapel’s sale. Actions speak louder than words, and Mr. Zisapel’s actions contradict the narrative he and his Board cronies continue to push shareholders to accept.
As Ceragon shareholders, why should we wait patiently for Ceragon’s strategy to generate value, when the Company’s own Chairman has made efforts to minimize his financial exposure to the failure of Ceragon’s standalone strategy?
In contrast to these three current Ceragon directors, Aviat’s five nominees have the expertise and independence needed to turn Ceragon around. All five nominees – Michelle R. Clayman, Paul Delson, Jonathan F. Foster, Dennis Sadlowski, and Craig Weinstock – are seasoned leaders in their respective fields and have extensive experience leading and advising companies across sectors (including technology, financial services, industrials, manufacturing, energy, and hospitality) and situations (including corporate finance, M&A, restructurings, financing transactions, and more). You can read more about the qualifications of the nominees in our June 27, 2022 press release.
In addition to bringing strong operational and financial expertise to the Company, Aviat Networks is confident these directors will carefully evaluate our proposal to acquire Ceragon, which would deliver immediate and certain value – at a premium – to shareholders, and recognize that we offer a significant opportunity to build a leading global wireless transport specialist that is best positioned for future growth and innovation.
Ceragon shareholders have waited far too long for the Company to create meaningful value for shareholders. The time has come to take action. Shareholders should receive information about how to vote their shares soon. When you do, please immediately complete and return Aviat’s GOLD proxy card, voting FOR our proposals to expand the Board, remove Mr. Zisapel’s cronies from the Board, and elect all five of the Aviat nominees, who will bring fresh unbiased and objective perspectives to Ceragon, seriously consider all value creation opportunities, and commit to correcting Ceragon’s downward trajectory.
Sincerely,
Peter A. Smith
Aviat Networks
President and Chief Executive Officer
About Aviat Networks, Inc.
Aviat Networks, Inc. is the leading expert in wireless transport solutions and works to provide dependable products, services and support to its customers. With more than one million systems sold into 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat with their critical applications. Coupled with a long history of microwave innovations, Aviat provides a comprehensive suite of localized professional and support services enabling customers to drastically simplify both their networks and their lives. For more than 70 years, the experts at Aviat have delivered high-performance products, simplified operations, and the best overall customer experience. Aviat Networks is headquartered in Austin, Texas. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.
Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such statements include, without limitations, statements regarding the proposed transaction between Aviat and Ceragon, the results of the requested extraordinary general meeting of shareholders of Ceragon and Ceragon’s actions in connection therewith. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat and trends in revenue, and other statements identified by the use of forward-looking terminology, including, without limitation, "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:
the impact of COVID-19 on our business, operations and cash flows;

continued price and margin erosion as a result of increased competition in the microwave transmission industry;

our ability to realize the anticipated benefits of any proposed or recent acquisitions, including our proposed transaction with Ceragon, within the anticipated timeframe or at all, including the risk that proposed or recent acquisitions will not be integrated successfully;

the results of the extraordinary general meeting of Ceragon’s shareholders;

the impact of the volume, timing, and customer, product, and geographic mix of our product orders;

the timing of our receipt of payment for products or services from our customers;

our ability to meet projected new product development dates or anticipated cost reductions of new products;

our suppliers’ inability to perform and deliver on time as a result of their financial condition, component shortages, the effects of COVID-19 or other supply chain constraints;

the effects of inflation and the timing and extent of changes in the prices and overall demand for and availability of our inputs;

customer acceptance of new products;

the ability of our subcontractors to timely perform;

weakness in the global economy affecting customer spending;

retention of our key personnel;

our ability to manage and maintain key customer relationships;

uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;

our failure to protect our Intellectual property rights or defend against Intellectual property infringement claims by others;

the results of our restructuring efforts;

the ability to preserve and use our net operating loss carryforwards;

the effects of currency and interest rate risks;

the effects of current and future government regulations, including the effects of current restrictions on various commercial and economic activities in response to the COVID-19 pandemic;

general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States and other countries where we conduct business;

the conduct of unethical business practices in developing countries;

the impact of political turmoil in countries where we have significant business;

the impact of tariffs, the adoption of trade restrictions affecting our products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships; and

Aviat’s ability to implement our stock repurchase program or the extent to which it enhances long-term stockholder value.
For more information regarding the risks and uncertainties for Aviat’s business, see "Risk Factors" in Aviat’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on August 25, 2021 as well as other reports filed by Aviat with the SEC from time to time. Aviat does not undertake any obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.
Additional Information
This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor will there be any sale of securities in any states or jurisdictions in which such offer or sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933 or an exemption therefrom.
In connection with any transaction between Aviat and Ceragon that involves the issuance of Aviat shares to the Ceragon shareholders, Aviat will file a registration statement with the SEC. INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT, ANY AMENDMENTS THERETO AND OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Investors will also be able to obtain copies of the registration statement and other documents containing important information about each of the companies once such documents are filed with the SEC, without charge, at the SEC's web site at www.sec.gov.
Investor Contacts
Aviat Networks
Andrew Fredrickson
+1-408-501-6214
andrew.fredrickson@aviatnet.com

Okapi Partners LLC
Bruce Goldfarb / Chuck Garske / Teresa Huang
+1-212-297-0720
info@okapipartners.com

Media Contact
Abernathy MacGregor
Sydney Isaacs / Jeremy Jacobs
+1-212-371-5999
sri@abmac.com / jrj@abmac.com